Volt Information Sciences Reports Fiscal 2014 Results
Reports Strong Improvement in Operating Results

•	Operating profit of $4.8 million in fiscal 2014 from a loss of $7.3 million in 2013
•	Proforma operating profit of $2.1 million in fiscal 2014 from a loss of $13.3 million in 2013
•	Exited several non-core businesses in 2014 to enhance profitability

New York, NY, January 15, 2015 – Volt Information Sciences, Inc. (NYSE-MKT: VISI) today reported financial results for its fiscal year and fourth quarter ended November 2, 2014.  The reported net loss for fiscal year 2014 was $19.0 million, or $0.91 per share, compared with $30.9 million, or $1.48 per share, in 2013.  Operating results from continuing operations improved $12.1 million in 2014 to income of $4.8 million from a loss of $7.3 million in 2013. Including Unrecognized Revenue, proforma operating results from continuing operations improved $15.4 million in 2014 to proforma operating income of $2.1 million from a proforma loss of $13.3 million in 2013. Proforma amounts include Unrecognized Revenue (defined below).

“Consistent with our primary goal of a more highly focused and profitable Volt, we have now exited our software businesses.  Each of these had significant upfront capital investments with extended payback periods and were producing significant losses, and we are now concentrating on our core staffing and services businesses that have similar profitability, risks and returns on capital,” said Ron Kochman, President and Chief Executive Officer. “We have also made substantial progress in adjusting our expense structure, and are pleased with our improvements to operating income. We continue to focus on streamlining costs and are well positioned to increase profitability in the future, particularly when revenues increase.”

Fiscal Year 2014 Operating Results and Revenue

Net loss in 2014 of $19.0 million (proforma $21.7 million) included restatement, investigations and remediation  expenses of $5.3 million, restructuring costs of $2.5 million ($0.5 million reflected in corporate general and administrative), losses from discontinued operations of $15.6 million, a $1.0 million cost in our workers compensation program related to multiple previous years, and a $1.4 million true-up of non-U.S. income taxes related to multiple previous years. Without these items net income in 2014 would have been $6.8 million and proforma net income $4.1 million.

Net loss in 2013 of $30.9 million (proforma $37.0 million) included restatement, investigations and remediation expenses of $24.8 million, restructuring costs of $0.8 million, losses from discontinued operations of $18.1 million, a $3.0 million indirect tax recovery related to multiple years, and approximately $1.1 million of operating income from the 53rd week in 2013. Without these items net income in 2013 would have been $8.7 million and proforma net income $2.6 million.

Excluding the $3.0 million multi-year indirect tax recovery and approximately $1.1 million from the 53rd week in 2013, the Staffing Services segment operating income and direct margin percentage improved as a result of decreased administrative and other operating costs, the reorganization of the traditional staffing business, the divestiture of the Vendor Management Software business, and management’s continuing initiative to reduce exposure to customers with unfavorable business terms and improved results in Volt’s call center, games testing and other project-based staffing services.  Increased or flat direct margin percentages were achieved in each quarter of 2014 compared to the comparative quarter in 2013.

Net revenue from continuing operations in 2014 decreased approximately 15% compared to 2013 and in the Staffing Services segment decreased approximately 16% as a result of lower demand primarily at large enterprise customers and management’s continuing initiative to reduce exposure to customers with unfavorable business terms, and the impact of 2014 consisting of 52 weeks while 2013 consisted of 53 weeks. However, a modest increase in average daily revenue was achieved sequentially in both the third and fourth quarters of 2014, marking the first two sequential quarterly increases since the company began its initiative to exit or reduce business levels with customers where profitability or business terms are unfavorable.

As previously reported, the Company sold its Computer Systems segment in the first quarter of fiscal 2015. The results of the Computer Systems segment are presented as discontinued operations and, as such, have been excluded from continuing operations and from segment results for all periods presented.

Condensed Consolidated Results of Operations by Segment
Unaudited (in Thousands)

Results of Operations by Segment (Twelve Months 2014 vs. Twelve Months 2013)

	Twelve months ended November 2, 2014			Twelve months ended November 3, 2013
	Total	Staffing Services	Other	Total	Staffing Services	Other
Revenue
Staffing service revenue	$1,599,046	$1,599,046	$-	$1,899,723	$1,899,723	$-
Other revenue	110,982	-	110,982	117,749	-	117,749
Net revenue	1,710,028	1,599,046	110,982	2,017,472	1,899,723	117,749
Expenses
Direct cost of staffing services revenue	1,359,048	1,359,048	-	1,627,166	1,627,166	-
Cost of other revenue	92,440	-	92,440	94,519	-	94,519
Selling, administrative and other operating costs	231,104	212,471	18,633	267,969	246,964	21,005
Amortization of purchased intangible assets	181	101	80	511	34	477
Restructuring costs	2,010	1,431	579	781	781	-
Indirect tax recovery	-	-	-	(2,967)	(2,967)	-
Segment operating income (loss)	25,245	25,995	(750)	29,493	27,745	1,748
Corporate general and administrative	15,198			11,917
Restatement, investigations and remediation	5,261			24,828
Operating income (loss)	4,786			(7,252)
Other income (expense), net	(2,947)			(2,569)
Income tax provision	5,226			2,922
Net loss from continuing operations	(3,387)			(12,743)
Loss from discontinued operations, net of taxes	(15,601)			(18,132)
Net loss	$(18,988)			$(30,875)

NON-GAAP PROFORMA
	Twelve months ended November 2, 2014			Twelve months ended November 3, 2013
	Total	Staffing Services	Other	Total	Staffing Services	Other
Net revenue	$1,710,028	$1,599,046	$110,982	$2,017,472	$1,899,723	$117,749
Recognition of previously unrecognized revenue	(5,313)	(5,088)	(225)	(11,166)	(11,166)	-
Additions to unrecognized revenue	2,625	2,563	62	5,094	4,869	225
Net non-GAAP proforma adjustment	(2,688)	(2,525)	(163)	(6,072)	(6,297)	225
Proforma net revenue	1,707,340	1,596,521	110,819	2,011,400	1,893,426	117,974
Expenses
Direct cost of staffing services revenue	1,359,048	1,359,048	-	1,627,166	1,627,166	-
Cost of other revenue	92,440	-	92,440	94,519	-	94,519
Selling, administrative and other operating costs	231,104	212,471	18,633	267,969	246,964	21,005
Amortization of purchased intangible assets	181	101	80	511	34	477
Restructuring costs	2,010	1,431	579	781	781	-
Indirect tax recovery	-	-	-	(2,967)	(2,967)	-
Proforma segment operating income (loss)	22,557	23,470	(913)	23,421	21,448	1,973

Proforma operating income (loss)	2,098			(13,324)

Proforma net loss from continuing operations	$(6,075)			$(18,815)

Fourth Quarter Revenue and Operating Results

Net revenue in the fourth quarter of fiscal 2014 decreased $98.1 million to $429.7 million from $527.8 million in fiscal 2013, and proforma net revenue decreased $95.9 million, or 18.2%, to $429.6 million from $525.5 million in 2013. The decrease in revenue was primarily the result of decreased Staffing Services revenues of $89.7 million (proforma of $87.9 million) to $403.1 million (proforma $403.0 million) resulting from lower demand primarily at our enterprise customers, but also to a lesser extent at our retail customers, and our continuing initiative to reduce exposure to customers with unfavorable business terms and the impact of 2014 consisting of 52 weeks while 2013 consisted of 53 weeks.  The Other segment revenues decreased $8.4 million to $26.6 million primarily from lower volume in the information technology infrastructure services, telecommunication infrastructure and security services and printing businesses.

Net income in the fourth quarter of 2014 of $2.1 million, or $0.10 per share, (proforma $2.0 million) included restructuring costs of $0.7 million ($0.2 million reflected in corporate general and administrative), losses from discontinued operations of $2.4 million, and a $1.0 million cost in our workers compensation program related to multiple years. Without these items net income in the fourth quarter of 2014 would have been $6.2 million and proforma net income $6.1 million.

Net income in the fourth quarter of 2013 of $1.6 million, or $0.08 per share, (proforma loss $0.7 million) included restatement, investigations and remediation expenses of $2.4 million, restructuring costs of $0.2 million, losses from discontinued operations of $8.3 million, and approximately $1.1 million of operating income from the 53rd week in 2013. Without these items net income in the fourth quarter of 2013 would have been $11.4 million and proforma net income $9.1 million.

Despite the decrease in revenue, the Staffing Services segment operating income and direct margin rate improved as a result of actions taken in recent quarters including the reorganization of the traditional staffing business, the divestiture of the ProcureStaff business, the continuing initiative to reduce exposure to customers with unfavorable business terms, and approximately $1.1 million of operating income from the 53rd week in 2013. These improvements were offset by a decline in operating results in our Other segment of $2.9 million (proforma $2.4 million) primarily from decreased volume and lower margins.

Unrecognized Revenue - Non-GAAP Proforma Measures – Volt sometimes provides services despite a customer arrangement not yet being finalized, or continues to provide services under an expired arrangement while a renewal arrangement is being finalized. Generally Accepted Accounting Principles (“GAAP”) usually requires that services revenue be deferred until arrangements are finalized or in some cases until cash is received, which causes some periods to include the expense of providing services although the related revenue is not recognized until a subsequent period (“Unrecognized Revenue”). The discussion herein refers to financial data determined both using GAAP as well as on a non-GAAP proforma basis. The non-GAAP proforma basis includes adjustments for Unrecognized Revenue so that revenue is shown in the same period as the related services are provided.  This non-GAAP financial information is used by management and provided herein because it provides a more complete understanding of the Company’s business results and trends.  In addition, the company believes that lenders, analysts and others in the investment community use this non-GAAP financial information to assess the company’s historical results, and that failure to report this non-GAAP measure could result in a potentially misplaced perception that the company’s results have either met, exceeded or underperformed expectations.  This non-GAAP information should not be considered an alternative for, or in isolation from, the financial information prepared and presented in accordance with GAAP. In addition, this measure may not be comparable to similarly titled measures used by other companies.

Condensed Consolidated Results of Operations by Segment
Unaudited (in Thousands)

Results of Operations by Segment (Fourth Quarter 2014 vs. Fourth Quarter 2013)

	Three months ended November 2, 2014			Three months ended November 3, 2013
	Total	Staffing Services	Other	Total	Staffing Services	Other
Revenue
Staffing service revenue	$403,065	$403,065	$-	$492,784	$492,784	$-
Other revenue	26,606	-	26,606	35,024	-	35,024
Net revenue	429,671	403,065	26,606	527,808	492,784	35,024

Expenses
Direct cost of staffing services revenue	337,045	337,045	-	416,669	416,669	-
Cost of other revenue	21,922	-	21,922	26,245	-	26,245
Selling, administrative and other operating costs	56,440	51,301	5,139	66,951	60,346	6,605
Amortization of purchased intangible assets	25	25	-	126	7	119
Restructuring costs	533	155	378	222	222	-
Segment operating income (loss)	13,706	14,539	(833)	17,595	15,540	2,055
Corporate general and administrative	7,642			4,812
Restatement, investigations and remediation	-			2,462
Operating income	6,064			10,321
Other income (expense), net	(391)			(760)
Income tax provision (benefit)	1,164			(340)
Net income from continuing operations	4,509			9,901
Loss from discontinued operations, net of taxes	(2,448)			(8,281)
Net income	$2,061			$1,620

NON-GAAP PROFORMA
	Three months ended November 2, 2014			Three months ended November 3, 2013
	Total	Staffing Services	Other	Total	Staffing Services	Other
Net revenue	$429,671	$403,065	$26,606	$527,808	$492,784	$35,024
Recognition of previously unrecognized revenue	(2,719)	(2,635)	(84)	(7,396)	(6,809)	(587)
Additions to unrecognized revenue	2,621	2,563	58	5,055	4,939	116
Net non-GAAP proforma adjustment	(98)	(72)	(26)	(2,341)	(1,870)	(471)
Proforma net revenue	429,573	402,993	26,580	525,467	490,914	34,553
Expenses
Direct cost of staffing services revenue	337,045	337,045	-	416,669	416,669	-
Cost of other revenue	21,922	-	21,922	26,245	-	26,245
Selling, administrative and other operating costs	56,440	51,301	5,139	66,951	60,346	6,605
Amortization of purchased intangible assets	25	25	-	126	7	119
Restructuring costs	533	155	378	222	222	-
Proforma segment operating income (loss)	13,608	14,467	(859)	15,254	13,670	1,584

Proforma operating income	5,966			7,980

Proforma net income from continuing operations	$4,411			$7,560

Liquidity

During fiscal 2014, in connection with continuing operations the Company disbursed $7.3 million for the restatement, investigations and remediation in the first half of the year and provided cash from all other operating activities $42.9 million. Of this amount, $18.1 million was used to reduce borrowing as our receivable collateral amount reduced and $17.5 million in funding the discontinued Computer Systems segment. The Company used $2.2 million for capital expenditures, net of $3.1 million received from the sale of property, equipment and software, and received $0.9 million for the sale of investments net of purchases.

Condensed Consolidated Statements of Cash Flows
(in Thousands)

	Twelve months ended
	November 2, 2014	November 3, 2013
Cash and cash equivalents, beginning of the period	$9,846	$24,415

Cash used in connection with restatement, investigations and remediation costs	(7,255)	(37,292)
Other changes in operating assets and liabilities	33,898	24,422
Cash provided by (used in) all other operating activities	8,937	(1,050)
Net cash provided by (used in) operating activities	35,580	(13,920)

Net cash used in investing activities	(1,281)	(8,558)

Net release of cash restricted as collateral for borrowings	21,349	3,796
Net cash provided by (used in) all other financing activities	(39,476)	21,499
Net cash provided by (used in) financing activities	(18,127)	25,295

Effect of exchange rate changes on cash and cash equivalents	(386)	1,376

Net cash used in discontinued operations	(17,513)	(19,563)

Net decrease in cash and cash equivalents	(1,727)	(15,370)

Change in cash from discontinued operations	986	801

Cash and cash equivalents, end of the period	$9,105	$9,846

Cash paid during the period:
Interest	$3,539	$2,925
Income taxes	$4,948	$10,557

On November 2, 2014, excluding $8.1 million of long-term debt, the company’s consolidated borrowings were $128.5 million, which included $8.5 million of foreign currency borrowings that are fully collateralized by restricted cash used primarily to hedge net investments in foreign subsidiaries, and $120.0 million drawn under the short-term financing program.  The company had cash and cash equivalents of $9.1 million and an additional $10.4 million of cash restricted as collateral for foreign currency credit lines and banking facilities. Based on current collateral levels (certain staffing segment receivables) the company also had approximately $27.4 million available under the short-term financing program. One of the Company’s credit agreements contains a covenant that limits cash dividends, capital stock purchases and redemptions in any one fiscal year to the greater of $5.0 million or 50% of the prior year’s consolidated net income, as defined.

Condensed Consolidated Balance Sheets
(in Thousands, except share amounts)
	November 2, 2014	November 3, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,105	$9,846
Restricted cash and short-term investments	32,436	53,500
Trade accounts receivable, net of allowances of $868 and $1,693, respectively	248,101	282,571
Recoverable income taxes	18,311	15,030
Prepaid insurance and other current assets	26,255	32,821
Assets held for sale	24,220	30,618
TOTAL CURRENT ASSETS	358,428	424,386
Prepaid insurance and other assets, excluding current portion	39,600	44,428
Property, equipment and software, net	26,304	32,526
TOTAL ASSETS	$424,332	$501,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$41,182	$51,438
Accounts payable	55,873	55,138
Accrued taxes other than income taxes	17,099	18,842
Accrued insurance and other	39,104	37,813
Deferred revenue, net, current portion	3,491	4,205
Short-term borrowings, including current portion of long-term debt	129,417	168,114
Liabilities held for sale	19,126	26,690
TOTAL CURRENT LIABILITIES	305,292	362,240
Accrued insurance and other, excluding current portion	11,787	12,794
Deferred revenue, net, excluding current portion	87	46
Income taxes payable, excluding current portion	8,556	7,892
Long-term debt, excluding current portion	7,216	8,127
TOTAL LIABILITIES	332,938	391,099

Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued – none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,610,103 and 23,536,769, respectively; Outstanding - 20,922,796 and 20,849,462, respectively	2,361	2,354
Paid-in capital	73,194	72,003
Retained earnings	64,119	83,007
Accumulated other comprehensive loss	(6,400)	(5,243)
Treasury stock, at cost; 2,687,307 shares	(41,880)	(41,880)
TOTAL STOCKHOLDERS’ EQUITY	91,394	110,241
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$424,332	$501,340

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is an international provider of staffing services (traditional time and materials based as well as project based), information technology infrastructure services, telecommunication infrastructure and security services, and telephone directory publishing and printing in Uruguay. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily professional administration, technical, information technology and engineering positions. Our project-based staffing assists with individual customer assignments as well as customer care call centers and gaming industry quality assurance testing services, and our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our information technology infrastructure services provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations.  For more information visit www.volt.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1065 Avenue of the Americas, New York, New York 10018, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the company’s website at http://www.volt.com in the Investor & Governance section.

# # #
Contact:
James Whitney
Volt Information Sciences, Inc.
voltinvest@volt.com
212-704-7921